EXHIBIT 99.l
JOINT FILING AGREEMENT

In accordance with Rule I 6a-3G) and Rule I 3d-I(k)( I ) and under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of Schedules 13D and 130 (including any and all amendments thereto) with respect to the Common Stock, par value $0.001 per share, of Capnia, Inc. and further agree that this Joint Filing Agreement shall be included as an exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Forms Schedules 130 and 130 and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning any other filing party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute one agreement.

In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of February 11, 2015.

BioAsia Management, LLC
By: /s/ Frank Kung
Name: Frank Kung
Title: Managing Member

Biotechnology Development Fund II, L.P.
By: /s/ Frank Kung
Name: Frank Kung
Title: Managing Member of BioAsia Management, LLC; General Partner of Biotechnology Development Fund II, L.P.

BioAsia Investments IV LLC
By: /s/ Frank Kung
Name: Frank Kung
Title: Managing Member

Biotechnology Development Fund IV, L.P.
By: /s/ Frank Kung
Name: Frank Kung
Title: Managing Member of BioAsia Investments IV, LLC; General Partner of Biotechnology Development Fund IV, L.P.

Biotechnology Development Fund IV Affiliates, L.P.
By: /s/ Frank Kung
Name: Frank Kung
Title: Managing Member of BioAsia Investments IV, LLC; General Partner of Biotechnology Development Fund IV Affiliates, L.P.

BDF IV Annex Fund, L.P.
By: /s/ Frank Kung
Name: Frank Kung
Title: Managing Member of BioAsia Investments IV, LLC; General Partner of BDF IV Annex Fund, L.P.

Vivo Ventures Fund V, LLC
By: /s/ Frank Kung
Name: Frank Kung
Title: Managing Member

Vivo Ventures Fund V, L.P.
By: /s/ Frank Kung
Name: Frank Kung
Title: Managing Member of Vivo Ventures Fund V, LLC; General Partner of Vivo Ventures Fund V, L.P.

Vivo Ventures V Affiliates Fund, L.P.
By: /s/ Frank Kung
Name: Frank Kung
Title: Managing Member of Vivo Ventures Fund V, LLC; General Partner of Vivo Ventures V Affiliates Fund, L.P.